Globe Specialty Metals Reports Improved Third Quarter Fiscal 2014 Results

·	Adjusted EBITDA in the third quarter was $29.5 million, up 12% from the prior quarter
·	Net sales in the third quarter were $196.1 million, up 10% from the prior quarter
·	Sales volume in the third quarter was 73,926 MT, up 11% from the prior quarter
·	Adjusted earnings per share on a fully diluted basis were $0.14 in the third quarter, up 8% from the prior quarter
·	Globe repurchased 1,050,673 of its shares at an average price of $18.40, during the third quarter

MIAMI, May 8, 2014 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announced results for the third quarter of fiscal 2014 ended March 31, 2014.

Results for the third quarter were improved over the second quarter.  Adjusted diluted earnings per share were $0.14, up 8%, and adjusted EBITDA was $29.5 million, up 12%, in the third quarter when compared to the second quarter of fiscal 2014.  This was primarily due to improved sales volumes for both silicon metal and silicon-based alloys and modest price improvements for both product segments.  These increases were partially offset by increased selling, general and administrative expenses on a normalized basis and severe weather conditions which impacted our North American manufacturing facilities.

Net sales for the third quarter of fiscal 2014 of $196.1 million and shipments of 73,926 MT were up 10% and 11%, respectively, from the second quarter.  These increases from the prior quarter were primarily due to a 15% increase in silicon metal shipments and a 7% increase in silicon-based alloys shipments.  Silicon metal and silicon-based alloys prices both increased compared to the prior quarter, but remained under pressure as import competition continued to affect U.S. market prices for silicon metal and certain silicon-based alloys.

The May 3, 2013 lockout of unionized employees at the Becancour plant concluded on December 27, 2013 with the ratification of a new collective bargaining agreement.  The plant ramped-up its operations during the current quarter, and as a result certain costs associated with the ramp-up were excluded in our calculation of adjusted EBITDA.

Excluding certain items, detailed in the table below, adjusted EBITDA was $29.5 million in the third quarter, compared to $14.0 million in the prior year and $26.2 million in the second quarter.  On a reported basis, EBITDA for the third quarter was $17.1 million, compared to ($32.8) million in the prior year and $25.6 million in the second quarter.

Reported net income for the third quarter of fiscal 2014 was $2.0 million, compared to $16.3 million in the prior quarter, and a net loss of ($40.0) million in the third quarter of fiscal 2013.  Reported Diluted EPS for the third quarter of fiscal 2014 was $0.02 per share, compared to $0.18 per share in the prior quarter and a net loss of $0.53 per share in the third quarter of fiscal 2013.

Adjusted EBITDA was as follows:

	Third Quarter		Nine Months
	FY 2014	FY 2013	FY 2014	FY 2013
Reported EBITDA	$17,052	(32,791)	$49,321	8,196
Transaction and due diligence expenses	52	312	521	2,299
Remeasurement of stock option liability	7,179	534	27,068	20,592
Quebec Silicon lockout costs	1,747	–	6,645	–
Quebec Silicon curtailment gain	–	–	(5,831)	–
Siltech start-up costs	541	–	541	–
Remeasurement/true-up of equity compensation	200	–	200	–
Business interruption	2,697	(4,325)	2,697	(4,325)
Bonus payments	–	–	3,885	–
Contract acquisition cost	–	–	14,400	–
Bargain purchase gain	–	–	(22,243)	–
Gain on remeasurement of equity investment	–	(170)	–	(1,877)
Goodwill impairment	–	13,130	–	13,130
Impairment of assets	–	37,309	–	37,309
Adjusted EBITDA, excluding above items	$29,468	13,999	$77,204	75,324

Net cash decreased by $61.6 million from the end of the second quarter to ($12.1) million.  Cash flow used in operating activities in the third quarter was $23.4 million, capital expenditures totalled $10.0 million, and dividends totalled $5.6 million.  Capital expenditures were primarily related to planned maintenance.  Net working capital increased $13.0 million in the third quarter as a result of increased sales volumes and margins.  Certain Stock Appreciation Rights scheduled to expire were exercised during the quarter.  The Rights were granted prior to the Company’s 2009 IPO, and the cash value of these Rights totalled $39.0 million.  Total debt outstanding increased to $125.0 million in the third quarter, which is an increase of $16.0 million compared to the second quarter and a $25.8 million decrease compared to the third quarter of fiscal 2013.  Total cash was $112.9 million as of March 31, 2014.

Third quarter fiscal 2014 results were negatively impacted by $4.9 million after-tax remeasurement expense for stock option liabilities, $1.2 million after-tax costs related to the lockout and subsequent operations ramp-up at the Becancour plant, $0.4 million after-tax for expenses related to the start-up of Siltech (acquired November 2013), and $1.8 million after-tax due to the impact of business interruptions experienced at our Alloy, WV and Niagara Falls, NY plants.

Adjusted diluted earnings per share, which excludes the items listed below, were as follows:
	Third Quarter		Nine Months
	FY 2014	FY 2013	FY 2014	FY 2013
Reported Diluted EPS	$0.02	(0.53)	$0.11	(0.41)
Tax rate adjustment	0.00	(0.01)	0.03	(0.01)
Transaction and due diligence expenses	0.00	0.00	0.00	0.02
Remeasurement of stock option liability	0.07	0.00	0.25	0.19
Quebec Silicon lockout costs	0.02	0.00	0.06	0.00
Quebec Silicon curtailment gain	0.00	0.00	(0.03)	0.00
Siltech start-up costs	0.01	0.00	0.01	0.00
Business interruption	0.02	(0.04)	0.02	(0.04)
Bonus payments	0.00	0.00	0.04	0.00
Contract acquisition cost	0.00	0.00	0.13	0.00
Bargain purchase gain	0.00	0.00	(0.30)	0.00
Gain on remeasurement of equity investment	0.00	0.00	0.00	(0.02)
Deferred financing fees write-off	0.00	0.00	0.03	0.00
Goodwill impairment	0.00	0.17	0.00	0.17
Impairment of assets	0.00	0.41	0.00	0.41
Adjusted diluted EPS, excluding above items	$0.14	0.00	$0.35	0.31

Globe CEO Jeff Bradley commented, “Volumes and shipments increased sequentially from the prior quarter which drove our quarterly results, despite unusually harsh weather challenges during the winter months.  We continue to be on track regarding the start-up of our South African acquisition planned for the fourth calendar quarter of 2014.”

Conference Call

Globe will review third quarter fiscal 2014 results during its quarterly conference call on May 9, 2014 at 9:00 AM Eastern Time. The dial-in number for the call is 877-293-5491.  International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register.  The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com.  Click on the May 9, 2014 Earnings Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets.  Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers.  The Company is headquartered in Miami.  For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections.  Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  The Company's actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and, other factors identified in the Company’s periodic reports filed with the SEC.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

Non-GAAP Measures

EBITDA, adjusted EBITDA and adjusted diluted earnings per share are non-GAAP measures.

We have included these measures to provide supplemental measures of our performance which we believe are important because they eliminate items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  Reconciliations of these measures to the comparable GAAP financial measures are provided in the attached financial statements.

GLOBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2014	2013	2013	2014	2013

Net sales	$196,057	178,406	195,845	$547,457	576,493
Cost of goods sold	164,926	150,713	181,238	467,919	498,209
Selling, general, and administrative expenses	23,392	26,499	13,330	75,029	60,103
Contract acquisition cost	-	14,400	-	14,400	-
Curtailment gain	-	(5,831)	-	(5,831)	-
Business interruption insurance recovery	-	-	(4,594)	-	(4,594)
Goodwill impairment	-	-	13,130	-	13,130
Impairment of long-lived assets	-	-	35,387	-	35,387
Operating income (loss)	7,739	(7,375)	(42,646)	(4,060)	(25,742)
Other income (expense):
Gain on remeasurement of equity investment	-	-	170	-	1,877
Bargain purchase gain	-	22,243	-	22,243	-
Interest income	1	4	211	33	599
Interest expense, net of capitalized interest	(1,012)	(1,050)	(1,806)	(6,940)	(5,148)
Foreign exchange loss	(1,999)	(728)	(1,686)	(3,008)	(2,773)
Other income (expense)	5	(3)	(179)	23	(77)
Income (loss) before provision for (benefit from) income taxes	4,734	13,091	(45,936)	8,291	(31,264)
Provision for (benefit from) income taxes	2,717	(3,207)	(5,941)	(3,199)	(1,837)
Net income (loss)	2,017	16,298	(39,995)	11,490	(29,427)
Income attributable to noncontrolling interest, net of tax	(456)	(2,825)	(140)	(3,308)	(1,345)
Net income (loss) attributable to Globe Specialty Metals, Inc.	$1,561	13,473	(40,135)	$8,182	(30,772)
Weighted average shares outstanding:
Basic	74,291	75,267	75,302	74,964	75,174
Diluted	74,435	75,388	75,302	75,070	75,174
Earnings (loss) per common share:
Basic	$0.02	0.18	(0.53)	$0.11	(0.41)
Diluted	0.02	0.18	(0.53)	0.11	(0.41)

EBITDA:
Net income (loss)	$2,017	16,298	(39,995)	$11,490	(29,427)
Provision for (benefit from) income taxes	2,717	(3,207)	(5,941)	(3,199)	(1,837)
Net interest expense	1,011	1,046	1,595	6,907	4,549
Depreciation, depletion, amortization and accretion	11,307	11,463	11,550	34,123	34,911
EBITDA	$17,052	25,600	(32,791)	$49,321	8,196

GLOBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2014	2013	2013
Assets
Current assets:
Cash and cash equivalents	$112,922	158,564	161,001
Marketable securities	5,475	150	80
Accounts receivable, net	95,330	70,341	89,400
Inventories	77,167	88,562	117,887
Deferred tax assets	4,173	17,877	13,113
Prepaid expenses and other current assets	22,094	14,015	26,911
Total current assets	317,161	349,509	408,392
Property, plant, and equipment, net	458,144	460,180	430,908
Deferred tax assets	125	125	867
Goodwill	43,343	43,343	45,286
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	5,973	5,973	5,973
Other assets	3,375	4,385	6,982
Total assets	$828,598	863,992	898,885

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,759	40,832	55,697
Short-term debt	15	15	289
Revolving credit agreements	-	9,000	9,000
Accrued expenses and other current liabilities	57,000	81,183	54,875
Total current liabilities	100,774	131,030	119,861
Long-term liabilities:
Revolving credit agreements	125,000	100,000	141,514
Deferred tax liabilities	44,980	45,541	27,895
Other long-term liabilities	48,568	52,712	67,129
Total liabilities	319,322	329,283	356,399
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	398,139	397,415	397,024
Retained earnings	62,895	66,893	65,591
Accumulated other comprehensive loss	(8,917)	(6,191)	(7,182)
Treasury stock at cost	(26,618)	(7,287)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	425,507	450,838	455,437
Noncontrolling interest	83,769	83,871	87,049
Total stockholders’ equity	509,276	534,709	542,486
Total liabilities and stockholders’ equity	$828,598	863,992	898,885

GLOBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2014	2013	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$2,017	16,298	(39,995)	$11,490	(29,427)
Adjustments to reconcile net income (loss)
to net cash (used in) provided by operating activities:
Depreciation, depletion, amortization and accretion	11,307	11,463	11,550	34,123	34,911
Share-based compensation	544	(261)	315	(1,275)	(7,712)
Gain on remeasurement of equity investment	-	-	(170)	-	(1,877)
Curtailment gain	-	(5,831)	-	(5,831)	-
Bargain purchase gain	-	(22,243)	-	(22,243)	-
Goodwill impairment	-	-	13,130	-	13,130
Impairment of long-lived assets	-	-	35,387	-	35,387
Deferred financing fees	44	53	200	3,621	600
Unrealized foreign exchange loss	580	-	913	473	913
Deferred taxes	13,280	(3,405)	(2,570)	3,345	(9,992)
Amortization of customer contract liabilities	(1,927)	(1,636)	(1,930)	(5,293)	(4,804)
Changes in operating assets and liabilities:
Accounts receivable, net	(25,367)	6,458	(10,021)	(11,706)	(2,097)
Inventories	10,952	3,275	24,255	25,227	67
Prepaid expenses and other current assets	(8,089)	5,416	(9,345)	3,926	(5,568)
Accounts payable	1,461	2,277	1,402	3,974	(1,009)
Accrued expenses and other current liabilities	(22,233)	8,772	1,621	(45)	15,442
Other	(6,000)	2,631	2,259	1,430	1,793
Net cash (used in) provided by operating activities	(23,431)	23,267	27,001	41,216	39,757
Cash flows from investing activities:
Capital expenditures	(9,954)	(10,861)	(18,101)	(28,018)	(36,305)
Purchase of marketable securities	(3,155)	-	-	(5,841)	-
Acquisition of businesses, net of cash acquired	-	(3,800)	(3,676)	(3,800)	(4,520)
Net cash used in investing activities	(13,109)	(14,661)	(21,777)	(37,659)	(40,825)
Cash flows from financing activities:
Net payments of short-term debt	-	-	(28)	(269)	(28)
Net borrowings (payments) on revolving credit agreements	16,000	-	(2,147)	(14,250)	10,016
Debt issuance costs	-	-	-	(1,080)	-
Dividend payment	(5,559)	(5,178)	(4,706)	(15,915)	(23,500)
Proceeds from stock option exercises	180	-	-	180	1,000
Purchase of treasury shares	(19,331)	(7,283)	-	(26,614)	-
Other financing activities	(654)	(630)	(632)	(1,917)	(1,907)
Net cash used in financing activities	(9,364)	(13,091)	(7,513)	(59,865)	(14,419)
Effect of exchange rate changes on cash and cash equivalents	262	(35)	(171)	(446)	(1,522)
Net decrease in cash and cash equivalents	(45,642)	(4,520)	(2,460)	(56,754)	(17,009)
Cash and cash equivalents at beginning of period	158,564	163,084	163,461	169,676	178,010
Cash and cash equivalents at end of period	$112,922	158,564	161,001	$112,922	161,001

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$924	850	1,982	$2,783	4,396
Cash (refunded) paid for income taxes, net	(2,446)	(4,136)	1,768	(5,982)	13,419

GLOBE SPECIALTY METALS, INC. AND SUBSIDIARIES

Supplemental Statistics
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2014	2013	2013	2014	2013
Shipments in metric tons:
Silicon metal	36,530	31,631	40,310	99,780	116,070
Silicon-based alloys	37,396	34,985	29,072	102,797	85,314
Total shipments*	73,926	66,616	69,382	202,577	201,384

Average selling price ($/MT):
Silicon metal	$2,791	2,766	2,793	$2,754	2,827
Silicon-based alloys	2,001	1,983	2,069	2,000	2,166
Total*	$2,391	2,355	2,490	$2,371	2,547
Average selling price ($/lb.):
Silicon metal	$1.27	1.25	1.27	$1.25	1.28
Silicon-based alloys	0.91	0.90	0.94	0.91	0.98
Total*	$1.08	1.07	1.13	$1.08	1.16

* Excludes by-products and other